UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 12, 2011 (January 5, 2011)
Date of Report (Date of Earliest Event Reported)

VIRTUAL MEDICAL CENTRE, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-52090	98-0459440
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

L1, 414 Scarborough Beach Road,
Osborne Park, WA, Australia 6017
 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: +61-8-938-80344

CLIFF ROCK RESOURCES CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Virtual Medical Centre, Inc. (the “Registrant”) is currently in default of certain senior secured convertible notes (“Convertible Notes”) previously issued by the Company in the aggregate principal amount of $160,000 and $10,000 representing interest thereon.  In addition, the Registrant is in default of certain promissory notes issued by the Registrant as payment of forbearance fees in the amount of $38,500 due to certain holders of Convertible Notes who have previously agreed to extend the maturity of their Convertible Notes.  The Registrant is currently in discussions with the holders of the Convertible Notes for the extension of the maturity dates thereof, however, no assurance can be given that such negotiations will be successful.

On January 5, 2011, Wayne Hughes, Chief Executive Officer of the Registrant issued a letter to the shareholders of the Registrant discussing the Registrants progress during the year to date and outlining its strategy for the future.  A copy of the letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(a) None.
(b) None.
(c) None.
(d) Exhibits

Exhibit No.	Description

99.1	Letter to Shareholders Dated January 5, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 12, 2011	Virtual Medical Centre, Inc.

	By:	/s/ Wayne Hughes
	Name:	Wayne Hughes
	Title:	Chief Executive Officer